Statement to Investor Certificateholders for Signet HELOC Trust 1995-A
   Home Equity Loan Asset Backed Certificates, Series 1995-A
   Pooling and Servicing Agreement dated December 06, 1995

   Distribution Date                                                                                10/20/97
   Collection Period                                                                     09/01/97 - 09/30/97

   Balances and Factors

   Beginning Pool Balance                                                                     374,314,318.02
   Beginning Invested Amount                                                                  362,380,227.11
   Beginning Investor Certificate Principal Balance                                           357,092,505.11

   Ending Pool Balance                                                                        370,438,791.93
   Ending Invested Amount                                                                     358,423,449.80
   Ending Investor Certificate Principal Balance                                              353,135,727.80

   Pool Factor                                                                                     0.7346250

   Rates and Percentages
   Certificate Rate                                                                                    5.927%
   Floating Allocation Percentage                                                                      96.81%

   Collections
   Interest Collections (net of Servicing Fee)                                                  3,032,802.37
   Total Principal Collections                                                                 13,752,216.03
      Principal Collections(Net of TDA)                                                        13,752,216.03
      Transfer Deposit Amounts                                                                          0.00

   Servicer Advances                                                                                    0.00
   Policy Draw Amount                                                                                   0.00
   Deficiency Amount                                                                                    0.00

   Investor Certificate Distributions (per $1,000 certificate)
   ---------------------------------------------------------------------------------------------------------
   Total Investor Certificate Interest Distribution                                                3.4244849
   ---------------------------------------------------------------------------------------------------------
      Investor Certificate Interest                                                                3.4244849
      Carryover Amount                                                                             0.0000000
      Interest on Carryover Amount                                                                 0.0000000
      Overdue Investor Certificate Interest                                                        0.0000000
      Interest on Overdue Investor Certificate Interest                                            0.0000000

   ---------------------------------------------------------------------------------------------------------
   Total Investor Certificate Principal Distribution                                               8.2312479
   ---------------------------------------------------------------------------------------------------------
      Principal Distribution Amount                                                                8.1714192
      Investor Certificate Liquidation Loss Amount*                                                0.0598287

   ---------------------------------------------------------------------------------------------------------
   Total Investor Certificate Distribution                                                        11.6557328
   ---------------------------------------------------------------------------------------------------------

   Other Distributions
   Servicing Fee                                                                                  155,964.30
   Reimbursement of previous Servicer Advances                                                          0.00

   *to be paid to Investor Certificateholders
   Charge Offs, Losses, Delinquencies and REO
   Current Period Charge Off Amounts                                                                    0.00
   Current Period Liquidation Loss Amounts                                                         29,707.42
   Current Period Investor Certificate Liquidation Loss Amounts                                    28,759.75
   Accumulated Charge Off Amounts                                                                       0.00
   Accumulated Liquidation Loss Amounts                                                         1,029,657.09
   Accumulated Investor Certificate Liquidation Loss Amounts                                      993,987.89

   ---------------------------------------------------------------------------------------------------------
   30-59 Days Delinquent
     # of Accounts                                                                                       142
     Principal Balance                                                                          3,905,160.75

   60-89 Days Delinquent
     # of Accounts                                                                                        47
     Principal Balance                                                                          1,305,385.65

   90 and Greater Days Delinquent
     # of Accounts                                                                                        37
     Principal Balance                                                                          1,003,954.86

   REO
     # of Accounts                                                                                         1
     Principal Balance                                                                             66,876.02
   ---------------------------------------------------------------------------------------------------------


   Outstanding Payments/Reimbursements

   Unpaid Carryover Amounts                                                                             0.00

   Unreimbursed Servicer Advances                                                                       0.00

   Unreimbursed Liquidation Loss Amount                                                                 0.00

   Defective/Eligible Substitute Mortgage Loans

   Current Period Aggregate
   Defective Mortgage Loans                                                                       932,045.36

   Current Period Aggregate
   Eligible Substitute Mortgage Loans                                                                   0.00





   Signet Bank, as Seller and Servicer

   Signed___________________________
   Name: Suzanne Bachman
   Title: Sr. Vice President